Exhibit 23.1

BARBIER FRINAULT & AUTRES ERNST & YOUNG 41, rue Ybry 92576 Neuilly-sur-Seine Cedex S.A.S. à capital variable minimal de €37.000 Commissaire aux Comptes Membres de la Compagnie de Versailles	DELOITTE & ASSOCIES 185, avenue Charles de Gaulle BP 136 92203 Neuilly-sur-Seine Cedex S.A. au capital de €1.723.040 Commissaire aux Comptes Membres de la Compagnie de Versailles

Consent of Independent Registered Public Accounting Firms

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, for 100,000 ordinary shares, (nominal value Euro 2 per share) pertaining to the Suez “Spring 2005 Plan”, of our report dated April 12, 2005 (except for notes 24, 26, 27 and 28 as to which the date is June 29, 2005), included in the Annual Report on Form 20-F of Suez for the year ended December 31, 2004, File No. 1-15232, filed on June 29, 2005.

Neuilly-sur-Seine, France

September 7, 2005

BARBIER FRINAULT & AUTRES ERNST & YOUNG	DELOITTE & ASSOCIES

/s/ Christian Chochon Christian Chochon	/s/ Jean-Paul Picard Jean-Paul Picard